Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fansteel Inc., a Delaware corporation (the "Company"), on Form 10-K for the fiscal year ended December 31, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Curtis J. Zamec, II, as Chief Operating Officer (Principle Executive Officer) of the Company and Earl F. White, as Vice President and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fansteel Inc. and will be retained by Fansteel Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 13, 2009

/s/ Curtis J. Zamec, II
Curtis J. Zamec, II
Chief Operating Officer (Principle Executive Officer)

/s/ Earl F. White
Earl F. White
Vice President Finance and Administration, Chief Financial Officer